UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 17, 2016, NuStar Energy L.P. (the “Partnership”), Riverwalk Logistics, L.P. (the “General Partner”) and NuStar GP, LLC (“NuStar GP”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Partnership agreed to sell 8,000,000 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Firm Units”) representing limited partner interests in the Partnership (the “Preferred Units”) at a price to the public of $25.00 per Preferred Unit. Closing of the issuance and sale of the Preferred Units is scheduled for November 25, 2016. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 Preferred Units on the same terms and conditions as the Firm Units. The initial distribution rate for the Preferred Units from and including the date of original issue to, but not including, December 15, 2021 will be 8.50% per annum of the $25.00 liquidation preference per unit (equal to $2.125 per unit per annum). On and after December 15, 2021, distributions on the Preferred Units will accumulate at a percentage of the $25.00 liquidation preference equal to the annual floating rate of the three-month LIBOR plus a spread of 6.766%. The Partnership will receive net proceeds from the offering of approximately $193.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership, assuming the Underwriters do not exercise their option to purchase additional Preferred Units. The Partnership expects to use the net proceeds of the offering for general partnership purposes, including the funding of future capital expenditures and to repay amounts outstanding under its revolving credit agreement.

The offering of the Preferred Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-212338) of the Partnership, and the prospectus supplement dated November 17, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Preferred Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 17, 2016, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: November 18, 2016			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 17, 2016, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the Underwriters named therein.